CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Nos. 333-258852 and 333-272720 on Form S-8, of our report dated March 9, 2023 (April 24, 2024 as to the effects of the restatement discussed in Note 2), relating to the financial statements of Katapult Holdings, Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

New York, NY
April 24, 2024